Exhibit 4.2
[Form of Global Note]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTES ARE BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER OF NOTES MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY ON THE NOTES, DETERMINED BY CAPITALSOURCE INC., BY REGISTERED OR CERTIFIED MAIL IN A POST OFFICE LETTER BOX OR SENT BY TELECOPIER TRANSMISSION ADDRESSED AS FOLLOWS: TO CAPITALSOURCE INC., 4445 WILLARD AVENUE, 12TH FLOOR, CHEVY CHASE, MARYLAND 20815, TELECOPIER NO.: 301-841-2307, ATTENTION: CHIEF FINANCIAL OFFICER.

CAPITALSOURCE INC.
7.250% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2037
CUSIP: 14055X AG7
ISIN: US14055XAG79

No. 1	$250,000,000
CapitalSource Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum set forth on Schedule I hereto on July 15, 2037 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, dated as of July 30, 2007 (the “Original Indenture”) and the First Supplemental Indenture thereto, dated as of July 30, 2007 (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on January 15 and July 15 of each year, commencing January 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7.250%. On January 15, 2008, the Company promises to pay to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be January 1, 2008 (whether or not a Business Day), as provided in the Indenture, interest accruing from July 15, 2007 at 7.250% per annum from, and including, the date of this 7.250% Senior Subordinated Convertible Note Due 2037 (“Note”). Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Indenture; provided, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

GUARANTEE
For value received, the undersigned hereby unconditionally guarantees to the holder of this Note the payment of principal of, and Interest on this Note in the amounts and at the time when due and Interest on the overdue principal and Interest, if any, of this Note, if lawful, and the payment of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

CAPITALSOURCE FINANCE LLC
By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CAPITALSOURCE INC.
By:
Name:
Title:

July 30, 2007
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-NAMED INDENTURE.

WELLS FARGO BANK, N.A., as Trustee
By:
Name:
Title:

[REVERSE OF NOTE]
CAPITALSOURCE INC.
7.250% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2037
This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Subordinated Convertible Notes due 2037 (herein called the “Notes”), initially limited in aggregate principal amount to $287,500,000, issued and to be issued under and pursuant to an Indenture, dated as of July 30, 2007 (the “Original Indenture”) and the First Supplemental Indenture thereto, dated as of July 30, 2007 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company and CapitalSource Finance LLC, as guarantor (herein called the “Guarantor”), and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the Notes.
In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (A) extend the Stated Maturity of any Note, or (B) reduce the rate or extend the time for payment of Interest thereon, or (C) reduce the principal amount thereof, or (D) reduce any amount payable on redemption or repurchase thereof, or (E) impair the right of any holder to institute suit for the payment thereof, or (F) make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Notes, or (G) affect the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or (H) affect the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to the holders of Notes, or (I) affect the obligation of the Company to repurchase any Note on a Company Repurchase Date in a manner adverse to the holders of Notes, or (J) impair the right to convert the Notes into Common Stock subject to the terms set forth in the First Supplemental Indenture, including Section 9.07 thereof, or (K) reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each Note so affected, or (L) modify any of the provisions of Sections 512 and 1013 of the Original Indenture or Sections 5.03 and 6.03 of the First Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this First Supplemental Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or (M) reduce the quorum or voting requirements set forth in Article XV of the Original Indenture or (N) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the Notes, (B) a failure by the Company to convert any Notes into Common Stock, cash or a combination of cash and Common Stock of the Company, (C) a default in the payment of the Redemption Price pursuant to Article III of the First Supplemental

Indenture, (D) a default in the payment of the Company Repurchase Price or Fundamental Change Repurchase Price pursuant to Article III of the First Supplemental Indenture, or (E) a default in respect of a covenant or provision of the Indenture which under Article VI of the First Supplemental Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
The Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
At any time on or after July 20, 2012 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash, or a combination of cash and shares of Common Stock, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption Date; provided, that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Record Date instead of the holders surrendering such Notes for redemption on such date.
In no event will any Note be redeemable at the option of the Company before July 20, 2012.
The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.
The Notes are not subject to redemption through the operation of any sinking fund.
If a Fundamental Change occurs at any time prior to maturity of the Notes, each holder shall have the right, at such holder’s option, to require the Company to repurchase this Note for cash, or subject to certain conditions, Common Stock, on a Fundamental Change Repurchase Date, specified by the Company, which shall be no later than 30 Business Days after notice thereof, at a Fundamental Change Repurchase Price equal to at least 100% of the principal amount thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse thereof duly completed, together with such Note, duly endorsed for transfer at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.
Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on July 15, 2012, July 15, 2017, July 15, 2022, July 15, 2027, and July 15, 2032 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Note to but excluding the Company Repurchase Date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the 20th Business Day prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver, or arrange for book-entry transfer of, the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.
The Company Repurchase Price to be paid on any of July 15, 2012, July 15, 2017, July 15, 2022, July 15, 2027, and July 15, 2032 shall be paid in cash and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash or Common Stock, subject to the terms and conditions of the Indenture.
Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.
If money or Common Stock, if allowed under the Indenture, sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, such Notes will cease to be outstanding, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.
Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 36.9079 shares of the Common Stock (a Conversion Price of approximately $27.09 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Form of Notice of Conversion” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.
If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock will be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.
No fractional shares of Common Stock will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Note or Notes for conversion.
A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
The Company, the Guarantor, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment on or account of the principal hereof and the Interest hereon, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any supplemental indenture or in any Note, or because of the creation of any Indebtedness represented thereby, or for any of the obligations of the Guarantor under the Guarantee shall be had against any incorporator, shareholder, member, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor, or of any successor corporation or limited liability company, either directly or through the Company, or the Guarantor, or any successor corporation or limited liability company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM —	as tenants in common	UNIF GIFT MIN ACT—______Custodian______
TEN ENT —	as tenant by the entireties	(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

FORM OF
NOTICE OF CONVERSION

TO:	CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of CapitalSource Inc. and/or cash in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable and/or cash payable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.
Dated: _______________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $

Social Security or Other Taxpayer Identification Number:

FORM OF
FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price equal to at least 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:

FORM OF
COMPANY REPURCHASE ELECTION

TO:	CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
For value received ___ hereby sell(s) assign(s) and transfer(s) unto ___ (please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I
CAPITALSOURCE INC.
7.250% Senior Subordinated Convertible Notes due 2037
No. 1

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian